EXHIBIT 21
GREAT WESTERN LAND AND RECREATION, INC.
LIST OF SUBSIDIARIES
45th/47th and Glendale, LLC, an Arizona limited liability corporation
Amortibanc Land and Cattle, LLC, an Arizona limited liability corporation
Amortibanc Management, LC, a Texas limited liability corporation
Apache Highlands, LLC, an Arizona limited liability corporation
Aquarius Mountain Water & Mineral, LLC, an Arizona limited liability corporation
Barnstorm, LLC, an Arizona limited liability corporation
Bosque del San Antonio, LLC, an Arizona limited liability corporation
336 Conroe, LLC, a Texas limited liability corporation
Diamond Oaks, LLC, a Texas limited liability corporation
F Troops, LLC, an Arizona limited liability corporation
F and B 2818, LLC, a Texas limited liability corporation
Firebird Financial, LLC, an Arizona limited liability corporation
First National Realty, LLC, an Arizona limited liability corporation
Glendale Condominiums, LLC, an Arizona limited liability corporation
Great Western Acquisitions, LLC, a Texas limited liability corporation
Great Western Arizona Acquisitions, LLC, an Arizona limited liability corporation
GWLAR, Inc., a Nevada corporation
GWL Construction, LLC, an Arizona limited liability corporation
GWLR Acquisitions, LLC, a Texas limited liability corporation
GWLR, LLC, a Delaware limited liability corporation
GWLR Wagon Bow Ranch, LLC, an Arizona limited liability corporation
Houston Coventry, LLC, a Texas limited liability corporation
Houston Cypresswood, LLC, a Texas limited liability corporation
Houston Damage Control, LLC, a Texas limited liability corporation
Houston Dolores, LLC, a Texas limited liability corporation
Houston Greenwich, LLC, a Texas limited liability corporation
Houston Jackson, LLC, a Texas limited liability corporation
Houston Promenade, LLC, a Texas limited liability corporation
Houston Promenade Glen, LLC, a Texas limited liability corporation
Houston Rosenberg Fairgrounds, LLC, a Texas limited liability corporation
Houston Warren Ranch Partners, LLC, a Texas limited liability corporation
Houston Wheatstone, LLC, a Texas limited liability corporation
Houston Wheatstone III, LLC, a Texas limited liability corporation
Laguna Investments, LLC, an Arizona limited liability corporation
Morningside Farms, LLC, a Texas limited liability corporation
North Scottsdale 106, LLC, an Arizona limited liability corporation
Phoenix Wright Place, LLC, an Arizona limited liability corporation
Sunburst Development Co., a Cayman Islands company
Villa Maria, LLC, a Texas limited liability corporation
Wagon Bow Ranch Realty, LLC, an Arizona limited liability corporation
Walthingham, LLC, an Arizona limited liability corporation
Willow Springs Ranch, LLC, a New Mexico limited liability corporation
Willow Springs Water, LLC, a New Mexico limited liability corporation